AESTHER HEALTHCARE ACQUISITION CORP

PROMISSORY NOTE

$3,150,000 February 14, 2023

FOR VALUE RECEIVED, Aesther Healthcare Acquisition Corp, a Delaware corporation (herein called the "Company"), hereby promises to pay to EF Hutton, division of Benchmark Investments, LLC (herein called the "Holder"), the principal sum of three million one hundred and fifty thousand dollars ($3,150,000). This note shall bear 9% interest per annum unless there is a default, at which time, this note shall bear interest at a rate of 24% per annum until such event of default is cured.

The principal amount of this Note and any accrued interest shall be payable (the "Maturity Date") on November 14, 2023.

Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clauses (b) and (c) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a) If the Company shall default in the due and punctual payment of the principal and interest due under this Note when and as the same shall become due and payable, whether at maturity or by acceleration;

(b) If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

The Company shall have a right to pay Holder up to fifty percent (50%) of the principal and interest due on this Note using the Class A common stock of the Company at a price per share of $10.56 and the remaining fifty percent (50%) of the principal and interest due on this Note must be paid to Holder in cash. The Company shall have the right to pre-pay any and all of the amount due under this Note, including, in the event that prior to November 14, 2023 the Company conducts a financing using equity, debt and/or equity derivative instruments that raises $50,000,000 or more in gross proceeds.

Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Note to be due. Such declaration shall be deemed given upon the occurrence of any event specified in clause (b) above. In the event of a default, all costs of collection, including reasonable attorneys' fees, shall be paid by the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York. The Company hereby expressly and irrevocably agree that any suit or proceeding arising directly or indirectly pursuant to or under this Note shall be brought solely in federal or state court located in the City, County and State of New York, and that the Company irrevocably submits to the in personam jurisdiction of the federal or state courts located in the City, County and State of New York.

The Company in negotiating, reviewing and executing this Note sought and received advice of counsel regarding the same. The Company for itself and successors and assigns expressly and irrevocably waives any defense to this Note based on a defense of duress.

Except as mutually agreed in writing by the Holder and the Company, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer as of the date hereinabove set forth.

AESTHER HEALTHCARE ACQUISITION CORP.

By: ______________________________
Name: Suren Ajjarapu
Title: Chief Executive Officer